                                                                   EXHIBIT 10.33

                  RESCISSION/REACQUISITION SETTLEMENT AGREEMENT


         THIS RESCISSION/REACQUISITION SETTLEMENT AGREEMENT (the "Agreement") by and among TELESERVICES INTERNET GROUP INC., a Florida corporation, ("TIGI"), the TARGET STOCKHOLDERS, consisting of Scott G. Roix, Fernur Ece Nihat, The Vance Vogel Qualified Subchapter S Trust No. 1, Vance L. Vogel, Stephen Albert, Vincent Del Corso, Robert Poitras, Louis Bruno, and Deborah E. McCafferty, and THE AFFINITY GROUP, INC., a Florida corporation, ("Affinity") is entered into by TIGI, the Target Stockholders and Affinity on this 28th day of February 2001. TIGI and the Target Stockholders and Affinity may be referred to collectively herein as the "Parties."

                                    Premises:

         On or about November 29, 2000, the Parties and TSIG Newco, Inc. ("Sub"), entered into an Agreement and Plan of Reorganization that provided for a reverse triangular tax-free acquisitive reorganization of Affinity by TIGI pursuant to Code Section 368(a)(1)(A) and Section 368(a)(2)(E) ("Acquisition Agreement"). The transaction was closed on or about December 5, 2000, when pursuant to the merger and plan of reorganization, Sub was being merged into Affinity and all of Sub's outstanding shares of stock were converted into shares of common stock of Affinity and the Target Stockholders surrendered all of the outstanding shares of Affinity common stock solely in exchange for TIGI common stock (the "Closing").

         Section 8 of the Acquisition Agreement provides the Target Stockholders with a right to rescind/reacquire/buy-back Affinity from TIGI, which right is secured by a perfected security interest in all of the issued and outstanding shares of Affinity common stock pursuant to a Stock Pledge Agreement ("Stock Pledge Agreement") and executed Irrevocable Stock or Bond Power held by Scott Roix as Trustee for the Target Stockholders.

         The Parties acknowledge: (a) That the Target Stockholders have served a 30-day notice (the "30-Day Notice") upon TIGI asserting their right to rescind/reacquire/buy-back Affinity from TIGI by acquiring all of the issued and outstanding shares of Affinity stock ("Affinity Shares") as provided in Section 8 of the Acquisition Agreement ("Rescission Right") and giving notice of their exercise of the Rescission Right; (b) That prior to serving the 30-Day Notice, Scott G. Roix resigned as Chairman of the Board of Directors of TIGI, as a director and member of the Board of Directors of TIGI, as President and CEO of TIGI, as an employee of TIGI, and from any and all other offices and positions with TIGI that he might have held prior to his resignation, and that Vance L. Vogel, Steven Albert, Robert Poitras, Vincent Del Corso, Thomas Burkett, Louis Bruno, and Deborah McCafferty all resigned as officers of TIGI, from any and all offices held by any and all of them, and have resigned from any and all positions of employment held by each of them with TIGI, and further, Noyan Nihat resigned as a consultant to TIGI and from any other positions or offices that he may have held with TIGI; (c) That the Target Stockholders are entitled to the



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001
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Affinity Shares pursuant to the Stock Pledge Agreement; and (d) That the Parties
desire to avoid litigation with respect to the Acquisition Agreement and the Stock Pledge Agreement and to permit the Target Stockholders to "acquire" the "Affinity Shares," as the term and phrase in quotations is used in the Stock Pledge Agreement, and believe that it is in their respective mutual best interests to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises, which shall be deemed an integral part of this Agreement and not as mere recitals hereto, and in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

         1. Premises Confirmed and Ratified. The Parties mutually confirm and ratify the facts, resignations and cancellation of the employment agreements and consulting agreement as described in the foregoing premises, and TIGI waives its 30-day curative period under the Acquisition Agreement and waives all notices and defenses to the Target Stockholders' exercise of their right to rescind/reacquire/buy-back Affinity from TIGI as provided in Section 8 of the Acquisition Agreement.

         2. Affinity Director and CEO. Scott G. Roix shall remain the sole director of and the President and CEO of Affinity unless and until changed by the Target Stockholders after they once again become the owners of all of the issued and outstanding shares of stock of Affinity pursuant to this Agreement.

         3. Rescission/Reacquisition. The Parties hereby agree that the Acquisition Agreement and the Closing transactions pursuant thereto are rescinded and/or that Affinity is hereby reacquired by the Target Stockholders, effective immediately upon the execution and delivery of this Agreement.

         4. Assignment of Affinity Shares. Pursuant to Section 8 of the Acquisition Agreement, the Stock Pledge Agreement the Irrevocable Stock or Bond Power executed by TIGI by and through its Secretary, Paul W. Henry, assigning and transferring to Scott G. Roix, Trustee, One Hundred (100) shares of common stock of Affinity issued to and standing in the name of TIGI on the books of Affinity, and the premises set forth above, the Parties mutually hereby authorize and direct Scott G. Roix, Trustee, to assign and transfer absolutely to the Target Stockholders, as their respective interests may appear, the One Hundred (100) shares of common stock of Affinity issued to and standing in the name of TIGI on the books of Affinity, which on this date and at this time constitute the only shares of Affinity issued and outstanding, such assignment and transfer to be effective immediately upon execution and delivery of this Agreement by the respective Parties hereto.

         5. Assignment of TIGI Shares. Pursuant to Section 8 of the Acquisition Agreement and the premises set forth above, the Parties mutually authorize and direct the Target Stockholders to assign and transfer absolutely to TIGI an aggregate of Thirty-Five Million (35,000,000) shares of common stock of TIGI issued to and standing in the name of the Target Stockholders on the books of TIGI by delivery of stock certificates and medallion guaranteed stock powers, endorsed in blank, as follows:



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001
Page 2 of 10
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
                  Scott G. Roix                      12,813,500 TIGI common shares
                  Vance Vogel Qualified
                           Subchapter S Trust No. 1   7,031,500 TIGI common shares
                  Vance Vogel                         1,827,000 TIGI common shares
                  Fernur Ece Nihat                    7,031,500 TIGI common shares
                  Steven Albert                       1,725,500 TIGI common shares
                  Robert Poitras                      1,725,500 TIGI common shares
                  Vincent Del Corso                   1,725,500 TIGI common shares
                  Louis Bruno                           560,000 TIGI common shares
                  Deborah E. McCafferty                 560,000 TIGI common shares
                                                     -----------------------------

                  Total                              35,000,000 TIGI common shares
                                                     =============================

         6. Cancellation of Warrants. The warrants for TIGI common shares of stock issued to the following persons in the following amounts of shares:

                           Cheryl Mercuris           220,000 TIGI common shares
                           Craig Gruber              220,000 TIGI common shares
                           Soydan Nihat               60,000 TIGI common shares
                           Joe Costa                  25,000 TIGI common shares
                           Ed McGinty                 10,000 TIGI common shares

shall be returned to TIGI upon the execution and delivery of this Agreement by all of the Parties.

         7. Advances by Affinity to TIGI.

         (a) Prior Loans and Advances. The parties acknowledge that Affinity has outstanding loans, advances and inter-company transfers to TIGI totaling $676,026.13 plus accrued interest ("Affinity's Prior Loans and Advances to TIGI"), $416,026.13 of which is represented by a demand promissory note payable to the order of Affinity made and delivered by TIGI as maker on or about November 20, 2001. Of the remaining balance $260,000 not represented by a promissory note, some was advanced prior to the Closing pursuant to the Acquisition Agreement and some was advanced after the Closing.

         (b) New Advances by Affinity to TIGI. In addition to Affinity's Prior Loans and Advances to TIGI, Affinity will pay to or for the benefit of TIGI the additional sum of $152,000.00 as follows:

                  $52,000.00 will be paid by Affinity to TIGI by 5:00 P.M. on Friday, February 28, 2001;

                  $34,000.00 will be disbursed specifically to cover upcoming premiums on TIGI's directors and officers' liability insurance coverage; and



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001
Page 3 of 10
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                  $66,000.00 will be disbursed incrementally specifically to cover salaries and reimbursable expenses of the TIGI two current employees and associated payroll expenses, and cost of accountants and filing expenses for preparation and filing of TIGI's next due 10(k) report to the SEC, such disbursements to be in amounts and payable to the order of such persons as TIGI may direct, and which will be spread out over the next two months.

         (c) Consideration. The Parties agree that $412,000 of the foregoing $828,026.13 shall be consideration for the transfer by TIGI to Affinity of the assets described in paragraphs 12 and 13 below and other valuable consideration from TIGI to Affinity. Accordingly, upon transfer of good title to such assets from TIGI to Affinity, the said $412,000.00 shall be satisfied and shall no longer be owed by TIGI to Affinity.

         (d) Demand Promissory Note. The Demand Promissory Note in the principal amount of $416,026.13 plus accrued interest, however, shall be remain due and owing by TIGI to Affinity.

         8. Assignment of Lease. TIGI shall execute and deliver to Affinity all documents reasonably requested by Affinity to assign the lease of the office space on the 10th floor of the Northern Trust building located at 100 2nd Avenue South, St. Petersburg, Florida (hereinafter the "Leased Premises"), to Affinity, which assignment shall be effective immediately upon execution and delivery of this Agreement, subject only to the consent of the Landlord. Upon receiving the assignment of the Lease and consent of Landlord, Affinity agrees to save and hold harmless TIGI from any duties, obligations and payments arising for periods subsequent to the effective date of this Agreement. Nevertheless, TIGI shall have the right to continue to use and occupy the office presently used and occupied by Paul Henry, subject to customary reasonable rules and terms, rent free for the balance of the current term of the Lease.

         9. Merchant Accounts. The merchant account(s) currently processing Affinity and its subsidiaries credit card transactions will be switched back from TIGI to Affinity, as will all of the reserves, including, without limitation, the EPX Reserve.

         10. Balance Sheets. Except as otherwise specifically provided in this Agreement, the assets and liabilities of Affinity, including, without limitation, its accounts receivable and accounts payable as they exist on the effective date of this Agreement shall remain assets and liabilities of Affinity after the effective date of this Agreement. Except as otherwise specifically provided in this Agreement, the assets and liabilities of TIGI, including, without limitation, its accounts receivable and accounts payable as they exist on the effective date of this Agreement shall remain assets and liabilities of TIGI after the effective date of this Agreement. Affinity shall have a right to a copy of the signed audit of Affinity and its subsidiaries and the opinion accompanying same, and TIGI shall deliver a copy of same to Affinity within two days of receiving same itself.

         11. Surviving Terms of Acquisition Agreement Superceded. All of the terms, conditions, representations, warranties, and covenants of the Parties, including, without limitation, the Transaction Indemnity and all other indemnities and hold harmless covenants, contained in the



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001
Page 4 of 10
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Acquisition Agreement including, without limitation, the schedules and exhibits thereto and all collateral agreements executed and delivered at Closing including, without limitation, the Personal Guaranty Indemnity Agreement that survived the Closing shall be superceded by this Agreement, effective immediately upon execution and delivery of this Agreement by all of the Parties. The foregoing notwithstanding, TIGI shall indemnify and save and hold harmless Affinity and the Target Stockholders from liability for any finders fee due in connection with the Acquisition Agreement.

         12. Transfer of IVR Equipment Lease and Other Equipment. TIGI shall execute and deliver to Affinity immediately upon execution of this Agreement all documents reasonably requested by Affinity to assign to Affinity all of TIGI's right, title and interest in a lease of certain equipment generally described as a "Lucent Technologies Convergis Interactive Voice Recognition system," including all software associated therewith (hereinafter collectively referred to as the "IVR Equipment") and all other equipment listed on that certain Bill of Sale and that certain Absolute Assignment Of Intangible Assets And Assumption By Assignee Of Certain Obligations, dated as of even date herewith, and Affinity shall assume all indebtedness and lease obligations of TIGI encumbering such equipment, including the remaining debt in the approximate amount of $16,000.00 encumbering the Lucent G3 telephone switch, said instruments of transfer and assumption to be effective immediately upon execution and delivery of this Agreement and acceptance of same by Affinity, subject only to the consent of any lessors. In addition, the Parties hereby agree that TIGI shall not assign or otherwise transfer to Affinity the Rolm Phonemail Model #7654, SN #890 2098, but rather the same shall remain will remain with TIGI, which is subject to a security interest for a bank loan on which the present balance is approximately $117,000.00.

         Upon receiving said bill of sale and assignments hereunder, together with any required consents of lessees, Affinity agrees to save and hold harmless TIGI from any duties, obligations and payments arising for periods subsequent to the effective date of such transfers.

         13. Conveyance of Office Furniture and Equipment. TIGI conveys to Affinity all of its right, title and interest in and to office furniture and equipment of all type and description located in the Leased Premises (as hereinbefore described), which transfer shall be effective immediately upon execution and delivery of this Agreement. Upon accepting the assignment and transfer to Affinity of the furniture and fixtures, Affinity shall assume the obligation to pay the remaining debt in the approximate amount of $5,374.00 to Susan Woodard, the trustee for the VSI bankruptcy estate from whom TIGI purchased some of such furniture.

         14. Cancellation of Employment Agreements. The respective Employment Agreements between TIGI and Scott G. Roix, Vance L. Vogel, Steven Albert, Robert Poitras, Vincent Del Corso, Thomas Burkett, Louis Bruno, and Deborah McCafferty and the Consulting Agreement between TIGI and Noyan Nihat are canceled effective immediately upon execution and delivery of this Agreement, except that any express releases and indemnities thereunder shall nevertheless survive such cancellation.



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001
Page 5 of 10
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         15. Confidential Information. Each Party acknowledges that it may have received information that is considered by another Party to be confidential or proprietary, which information includes non-public financial information, corporate books and records, certain databases and personal information about the persons contained therein, TIGI's registered U.S. trademarks, and any writing containing any of the foregoing ("Confidential Information"). The Parties agree to maintain in confidence such Confidential Information unless or until it shall have been made public through no fault of a Party other than the Party who owns such Confidential Information. The Parties shall use reasonable precautions to ensure that Confidential Information is reasonably protected from unauthorized disclosure; provided, however, that a Party may disclose Confidential Information upon order of a court or other authority with competent jurisdiction to issue such an order, provided that such Party shall first notify the Party who owns such Confidential Information, so that such party shall have an opportunity to seek a protective order if such Party so desires.

         16. Miscellaneous.

         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (b) Entire Agreement. This Agreement (and the agreements and documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (c) Succession and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and will be effective when hand-delivered or upon delivery if sent by commercial courier service such as Federal Express or Airborne or on the day of delivery or first attempted delivery if sent by first class, postage prepaid, certified United States mail, return receipt requested (whether or not the return receipt is subsequently received), and addressed by the sender:



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001

If to the Target Stockholders and/or Affinity:    Copy to:

         Scott Roix                               A. Edward McGinty, Esq.
         President and CEO                        Shumaker, Loop & Kendrick, LLP
         The Affinity Group, Inc.                 Bank of America Plaza
         100 2nd Avenue South, Suite 1000         101 East Kennedy Boulevard
         St. Petersburg, FL 33701                 Suite 2800
                                                  Tampa, FL 33602

If to the TIGI:                                   Copy to:

         Paul Henry                               Peter Futro, Esq.
         Secretary                                Futro & Trauernicht, LLC
         TeleServices Internet Group Inc.         1401 - 17th Street, 11th Floor
         100 2nd Avenue South, Suite 1000         Denver, CO 80202
         St. Petersburg, FL 33701

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Regardless of the method of delivery, any written notice, request, demand, claim, or other communication actually received by a party hereto shall be effective on the date of receipt. Any party hereto, from time to time, may change his or her or its address to which notice is to be sent pursuant hereto by sending a notice of such change in conformity with the foregoing requirements to the other parties to the other parties to this Agreement.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         (h) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001
any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (j) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (l) Further Assurances. Each of the Parties shall promptly and without cost to the other execute and deliver to Secured Party such other documents, certificates, agreements and other writings and shall take such other actions as may be requested by the other Party to implement the purposes of this Agreement, including, without limitation, the perfection of the Target Stockholders' rights, title and interest in the Affinity Shares.

         (m) Non-Disparagement. The parties have not and shall not communicated, directly or indirectly, any negative or disparaging comments or information about each other or any of the current or former officers, directors, managers, supervisors, executives, or representatives of TIGI or Affinity, or any subsidiaries or affiliates of the same, concerning the reputation or status of the other party's professional abilities, business, or financial condition. In the event a Party is asked by a person inside or outside of TIGI or Affinity, or any subsidiaries or affiliates of the same, about the circumstances giving rise to this Agreement, the party may state words to the effect that the parties have resolved any and all differences they may have had on an amicable basis.

         (n) Prior Agreements. All prior agreements, if any, by and between any of the Parties to this Agreement relating to acquisition of the Target by the Parent are, by this Agreement, hereby terminated and revoked and are hereby made null and void and of no further force or effect.



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                            TeleServices Internet Group Inc.


                                            By: /s/ Paul W. Henry
                                               ---------------------------------
                                               Paul W. Henry, Secretary


                                            The Affinity Group, Inc.


                                            By: /s/ Scott G. Roix
                                               --------------------------------
                                               Scott G. Roix, President and CEO

                                            Target Stockholders:


                                            /s/ Scott G. Roix
                                            ------------------------------------
                                            Scott G. Roix



                                            /s/ Elbert J. Vogel
                                            ------------------------------------
                                            The Vance Vogel Qualified Subchapter
                                            S Trust No. 1


                                            /s/ Vance L. Voel
                                            ------------------------------------
                                            Vance L. Vogel



                                            /s/ Fernur Ece Nihat
                                            ------------------------------------
                                            Fernur Ece Nihat



                                            /s/ Stephen Albert
                                            ------------------------------------
                                            Stephen Albert



                                            /s/ Vincent DelCorso
                                            ------------------------------------
                                            Vincent Del Corso



                                            /s/ Robert Poitras
                                            ------------------------------------
                                            Robert Poitras



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001
Page 9 of 10
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                                            /s/ Louis Bruno
                                            ------------------------------------
                                            Louis Bruno



                                            /s/ Deborah E. McCafferty
                                            ------------------------------------
                                            Deborah E. McCafferty


Thomas Burkett hereby executes this Agreement solely for the purpose of agreeing to the cancellation of his Employment Agreement with TIGI:



                                            /s/ Thomas Burkett
                                            ------------------------------------
                                            Thomas Burkett



Rescission/Reacquisition Settlement Agreement
TeleServices Internet Group, Inc.
The Affinity Group, Inc.
Target Stockholders
February 28, 2001
Page 10 of 10